   As Filed With the Securities and Exchange Commission on September 13, 1996
                                                  Registration No. 333-________
- -------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                          CORTEX PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                    Delaware                                33-0303583
  (STATE OR OTHER JURISDICTION OF INCORPORATION          (I.R.S. EMPLOYER
                OR ORGANIZATION)                        IDENTIFICATION NO.)


                15241 Barranca Parkway, Irvine, California 92718
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                  -------------

                     1989 SPECIAL NONQUALIFIED STOCK OPTION
                             AND STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                                  -------------

          Vincent F. Simmon, Ph.D., President and Chief Executive Officer
                          Cortex Pharmaceuticals, Inc.
                15241 Barranca Parkway, Irvine, California 92718
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)



                                 (714) 727-3157
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    Copy to:
                             Lawrence B. Cohn, Esq.
          Stradling, Yocca, Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660



                       [cover page continued on next page]



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                             [cover page continued]



                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
                                                        Proposed
                                          Proposed      Maximum
Title of Securities    Amount To Be        Maximum      Aggregate   Amount of
 To Be Registered    Registered (1)(2)    Offering      Offering   Registration
                                       Price Per Share  Price (3)      Fee
- -------------------------------------------------------------------------------
Common Stock,
$.001 par value      100,000 shares      $2.78125       $278,125.00  $100.00
- -------------------------------------------------------------------------------

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Cortex 1989 Special Nonqualified Stock Option and Stock Purchase Plan (the "Plan").

(2) On January 11, 1995, the Company effected a one-for-five reverse split of its authorized shares of Common Stock (the "Reverse Split"). On October 11, 1991, the Company registered 80,000 shares of Common Stock (or 400,000 shares of pre-Reverse Split Common Stock) available for grant under the Plan on a Registration Statement on Form S-8 (Registration No. 33-43252), on January 28, 1994, the Company registered an additional 80,000 shares of Common Stock (or 400,000 shares of pre-Reverse Split Common Stock) available for grant under the Plan on a Registration Statement on Form S-8 (Registration No. 33-74610) and on February 13, 1995, the Company registered an additional 140,000 shares of Common Stock available for grant under the Plan on Form S-8 (Registration No. 33-89412).

(3) The aggregate offering price for 100,000 shares of Common Stock registered hereby, which are to be offered to the registrant's employees pursuant to the Plan, is estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the closing bid and asked price of the Common Stock of the Registrant on the NASDAQ System on September 9, 1996.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The contents of the registrant's Registration Statements on Form S-8 (Registration No. 33-43252, Registration No. 33-74610, and
Registration No. 33-89412) are incorporated herein by reference.


ITEM 8.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

     Number                           Description
     ------                           -----------

     4.10 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 12, 1995

     5 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant

     23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5)

     23.2 Consent of Ernst & Young LLP, Independent Auditors, re:
          Financial Statements of Cortex Pharmaceuticals, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 13th day of September, 1996.

                                          CORTEX PHARMACEUTICALS, INC.



                                     By:  /s/ Vincent F. Simmon, Ph.D.
                                          -----------------------------------
                                          Vincent F. Simmon, Ph.D.
                                          President, Chief Executive Officer
                                            and Director
                                          (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                           Title                    Date
        ---------                           -----                    ----
/s/ Vincent F. Simmon, Ph.D.       President, Chief           September 13, 1996
- -------------------------------    Executive Officer and
   Vincent F. Simmon, Ph.D.        Director


   /s/ D. Scott Hagen              Chief Financial Officer    September 13, 1996
- -------------------------------    and Chief Operating
    D. Scott Hagen                 Officer (Principal
                                   Financial and Accounting
                                   Officer)


  /s/ Harvey S. Sadow, Ph.D.       Chairman of the Board      September 13, 1996
- -------------------------------    and Director
   Harvey S. Sadow, Ph.D.


  /s/ Carl W. Cotman, Ph.D.        Director                   September 13, 1996
- -------------------------------
   Carl W. Cotman, Ph.D.


 /s/ Jerome M. Arnold, Ph.D.       Director                   September 13, 1996
- -------------------------------
  Jerome M. Arnold, Ph.D.


/s/ Davis L. Temple, Jr., Ph.D.    Director                   September 13, 1996
- -------------------------------
  Davis L. Temple, Jr., Ph.D.

                                    Director                  September 13, 1996
- --------------------------
      Michael G. Grey


  /s/ Robert F. Allnutt             Director                  September 13, 1996
- --------------------------
    Robert F. Allnutt


                                      S-2